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                                                                   EXHIBIT 24(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Post Effective Amendment No. 2 to Registration Statement on Form S-8 of our report dated January 27, 1993, which appears on page 19 of MCI Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 1992. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 51 of such Annual Report on Form 10-
K. We also consent to the incorporation by reference of our report dated January 27, 1993 which is included as Exhibit 28(a) in the Current Report on Form 8-K dated March 3, 1993.

                                                    Price Waterhouse

Washington, D.C.
February 2, 1994